As filed with the Securities and Exchange Commission on May 12, 2005
                                                           Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________
                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

        Delaware                                     72-1409562
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
    Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors
                            (Full Title of the Plan)
                          ____________________________

                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________

                          Copies of communications to:

                               John Schuster, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                               ___________________


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                         Proposed       Proposed
                                                                         maximum        maximum
                                                        Amount to be     offering      aggregate        Amount of
         Title of securities to be registered            registered      price per      offering      registration
                                                           (1)(2)          share          price           fee
====================================================================================================================
Common stock, par value $0.01 per share, of Energy Partners, Ltd.
    Shares not previously registered                       250,000       $ 24.235     $6,058,750 (3)   $713.11
    Shares registered under a prior registration           230,000         N/A(4)             N/A(4)
    statement                                                                                            N/A(4)
    Total                                                  480,000        $24.235     $6,058,750       $713.11
====================================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement will cover such indeterminate number of shares of common stock of Energy Partners, Ltd. that may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Of the shares to be registered under this Registration Statement, 230,000 shares were previously registered for offer and sale under the Registrant's 2000 Stock Option Plan for Non-Employee Directors pursuant to a registration statement on Form S-8 filed on February 20, 2001 (No. 333-55940) (the "Registration Statement") (such shares, the "Carried Forward Shares") and the balance are newly registered shares.

(3) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the common stock reported in the consolidated reporting system by the New York Stock Exchange as of May 9, 2005.

(4) The Carried Forward Shares were registered on the Registration Statement and the Registrant paid a total fee of $9,101. In accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms," of the Manual of Publicly Available Telephone Interpretations (July
     1997) of the Division of Corporation Finance of the Securities and Exchange Commission and Instruction E of the General Instructions to Form S-8, the Registrant has carried forward the registration fee for the Carried Forward Shares. The Registrant is contemporaneously filing Post-Effective Amendment No. 2 to the Registration Statement to reflect the removal from registration under the Registration Statement of the Carried Forward Shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.  Registrant Information and Employee Plan Annual Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by EPL with the Commission are hereby incorporated by reference in this registration statement:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2004;

     o our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005;

     o our current reports on Form 8-K filed on January 26, February 14, March 14, and March 30, 2005 and our amended current report on Form 8-K/A filed on April 7, 2005;

     o to the extent incorporated by reference into our annual report on Form 10-K, our proxy statement for our 2005 Annual Meeting of Stockholders filed on April 4, 2005; and

     o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by our amended and restated bylaws filed as Exhibit 3.1 to our current report on Form 8-K filed on April 3, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

     EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation and Bylaws

     EPL's certificate of incorporation provides for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended. Article VIII of EPL's bylaws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, EPL's bylaws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of EPL, or is or was serving at the request of EPL as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. EPL's bylaws also provide that it may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-6 of this registration statement, which index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 12, 2005.

                                   ENERGY PARTNERS, LTD.


                                   By:  /s/ Richard A. Bachmann
                                        ------------------------------------
                                        Richard A. Bachmann
                                        Chairman and Chief
                                        Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

/s/ Richard A. Bachmann                          Chairman and Chief Executive                        May 12, 2005
--------------------------------------            Officer (Principal Executive Officer)
         Richard A. Bachmann

/s/ David R. Looney                              Executive Vice President and Chief Financial        May 12, 2005
--------------------------------------             Officer (Principal Financial Officer)
         David R. Looney

/s/ Dina M. Bracci
--------------------------------------          Controller (Principal Accounting Officer)          May 12, 2005
         Dina M. Bracci

/s/ John C. Bumgarner, Jr.
--------------------------------------                           Director                           May 12, 2005
         John C. Bumgarner, Jr.

/s/ Jerry D. Carlisle
--------------------------------------                           Director                           May 12, 2005
         Jerry D. Carlisle

/s/ Harold D. Carter
--------------------------------------                           Director                           May 12, 2005
         Harold D. Carter

/s/ Enoch L. Dawkins
--------------------------------------                           Director                           May 12, 2005
         Enoch L. Dawkins

/s/ Dr. Norman C. Francis
--------------------------------------                           Director                           May 12, 2005
         Dr. Norman C. Francis

/s/ Robert D. Gershen
--------------------------------------                           Director                           May 12, 2005
         Robert D. Gershen



                                      II-4

                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

/s/ William R. Herrin
--------------------------------------                           Director                           May 12, 2005
         William R. Herrin

/s/ William O. Hiltz
--------------------------------------                           Director                           May 12, 2005
         William O. Hiltz

/s/ John G. Phillips
--------------------------------------                           Director                           May 12, 2005
         John G. Phillips


                                  EXHIBIT INDEX

    EXHIBIT NO.              EXHIBIT
    -----------              -------

     3.1 Restated Certificate of Incorporation of Energy Partners, Ltd. dated as of November 16, 1999 (incorporated herein by reference to Amendment No. 3 to the Form S-1 Registration Statement (No. 333-42876) of the Registrant filed with the Commission on October 24, 2000).

     3.2 Amendment to Restated Certificate of Incorporation of Energy Partners, Ltd. dated as of September 15, 2000 (incorporated herein by reference to Amendment No. 3 to the Form S-1 Registration Statement (No. 333-42876) of the Registrant filed with the Commission on October 24,
          2000).

     3.3 Amended and Restated Bylaws of Energy Partners, Ltd., dated as of March 20, 2003 (incorporated by reference to Exhibit 3.1 to EPL's Form 8-K filed April 3, 2003 (File No. 333-42876)).

     5.1 Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

     23.3 Consent of Netherland, Sewell & Associates, Inc.

     23.4 Consent of Ryder Scott Company, L.P.

     24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature page to this registration statement).

     99.1 Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors adopted on May 12, 2005 (incorporated herein by reference to Annex B to the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 4, 2005).

                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF CAHILL GORDON & REINDEL LLP]






                                  May 12, 2005




                                                                  (212) 701-3000

Energy Partners, Ltd.
201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170

                            Re: Energy Partners, Ltd.

Ladies and Gentlemen:

     We have acted as counsel to Energy Partners, Ltd., a Delaware corporation (the "Company"), in connection with the Form S-8 Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act"), 250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable under the Company's Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors (the "Plan").

     In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based upon the foregoing, we advise you that in our opinion, the shares of Common Stock to be issued by the Company, when issued and paid for in the manner contemplated by the Plan, will be duly and validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation law of the State of Delaware, including the applicable provisions of the Delaware constitution and the judicial decisions interpreting these laws, and the federal laws of the United States of America.

     We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ CAHILL GORDON & REINDEL LLP

                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Energy Partners, Ltd.:


We consent to the use of our reports dated March 13, 2005, with respect to the consolidated financial statements and the related financial statement schedule, management's assesssment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated herein by reference. Our report for the year ended December 31, 2004, refers to a change in the method of accounting for asset retirement obligations in 2003.

                                                   /s/ KPMG LLP

New Orleans, Louisiana
May 11, 2005

                                                                    Exhibit 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-8 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about May 11, 2005. We also consent to the reference to our firm and the use of our reports effective January 1, 2003, January 1, 2004 and December 31, 2004 in the Registration Statement.

                      NETHERLAND, SEWELL & ASSOCIATES, INC.


By: /s/ Frederic D. Sewell
    ------------------------------------
    Frederic D. Sewell
    Chairman and Chief Executive Officer

Dallas, Texas
May 11, 2005

                                                                    Exhibit 23.4


[Ryder Scott Company, L.P. Letterhead]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2004 in the Energy Partners, Ltd. Registration Statement on Form S-8.




                  /s/ Ryder Scott Company, L.P.
                  -----------------------------
                  RYDER SCOTT COMPANY, L.P.




Houston, Texas
May 11, 2005